State of Maryland	Martin O’Malley
Department of	Governor
Assessments and Taxation
Robert E. Young
Director

Charter Division	Paul B. Anderson
Administrator

Date: 07/17/2012

VENABLE LLP

ANDREA COHEN

SUITE 900

750 E. PRATT STREET

BALTIMORE MD 21202

THIS LETTER IS TO CONFIRM ACCEPTANCE OF THE FOLLOWING FILING:

ENTITY NAME	:	TD ASSET MANAGEMENT USA FUNDS INC.
DEPARTMENT ID	:	D04206017
TYPE OF REQUEST	:	ARTICLES SUPPLEMENTARY
DATE FILED	:	07-17-2012
TIME FILED	:	03:05 PM
RECORDING FEE	:	$100.00
EXPEDITED FEE	:	$70.00
COPY FEE	:	$25.00
FILING NUMBER	:	1000362003563147
CUSTOMER ID	:	0002781195
WORK ORDER NUMBER	:	0003997775

PLEASE VERIFY THE INFORMATION CONTAINED IN THIS LETTER. NOTIFY THIS DEPARTMENT IN WRITING IF ANY INFORMATION IS INCORRECT. INCLUDE THE CUSTOMER ID AND THE WORK ORDER NUMBER ON ANY INQUIRIES.

Charter Division

Baltimore Metro Area (410) 767-1350

Outside Metro Area (888) 246-5941

0007712380
301 West Preston Street-Room 801-Baltimore, Maryland 21201-2395
Telephone (410)767-4950 / Toll free in Maryland (888)246-5941	CACCPT
MRS (Maryland Relay Service) (800)735-2258 TT/Voice- Fax (410)333-7097
Website:www.dat.state.md.us

ENTITY TYPE:	ORDINARY BUSINESS - STOCK
STOCK:	Y
CLOSE:	N
EFFECTIVE DATE:	07-17-2012
PRINCIPAL OFFICE:	351 WEST CAMDEN STREET BALTIMORE MD 21201-7912
RESIDENT AGENT:	THE CORPORATION TRUST INCORPORATED 351 WEST CAMDEN STREET BALTIMORE MD 21201-7912

TD ASSET MANAGEMENT USA FUNDS INC.

ARTICLES SUPPLEMENTARY

TD Asset Management USA Funds Inc., a Maryland corporation registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: Under a power contained in Article V of the charter (the "Charter") of the Corporation, the Board of Directors of the Corporation, by resolutions duly adopted, reclassified shares of a series of Common Stock, par value $.0001 per share (the "Common Stock"), of the Corporation, as follows:

A.           1,000,000,000 authorized but unissued shares of TDAM Short-Term Investment Fund (“STIF”) are hereby reclassified as additional shares of TDAM Money Market Portfolio – Class A;

B.           1,000,000,000 authorized but unissued shares of STIF are hereby reclassified as additional shares of TDAM Institutional U.S. Government Fund – Institutional Service Class; and

C.           1,000,000,000 authorized but unissued shares of STIF are hereby reclassified as additional shares of TDAM Institutional Treasury Obligations Money Market Fund – Commercial Class.

The shares of each of the foregoing series and classes have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of shares of the applicable class of such series as set forth in the Charter.

SECOND: After the reclassification and designation of the shares of Common Stock pursuant to these Articles Supplementary, the 100,000,000,000 shares of Common Stock that the Corporation has authority to issue are classified and designated as follows:

Series and Class	Number of Shares

TDAM Money Market Portfolio – Investor Class	9,000,000,000

TDAM Money Market Portfolio – Class A	11,000,000,000

TDAM Money Market Portfolio – Premium Class	4,000,000,000

BA0/309314/1

STATE OF MARYLAND

I hereby certify that this is a true and complete copy of the 4 page document on file in this office. DATED: 7-17-12.

STATE DEPARTMENT OF ASSESSMENTS AND TAXATION:

BY: /s/ Kimberly V. Johnson Custodian
This stamp replaces our previous certification system. Effective: 6/95

Series and Class	Number of Shares

TDAM Money Market Portfolio – Select Class	7,000,000,000

TDAM U.S. Government Portfolio – Investor Class	8,000,000,000

TDAM U.S. Government Portfolio – Class A	6,000,000,000

TDAM Municipal Portfolio – Investor Class	5,000,000,000

TDAM Municipal Portfolio – Class A	5,000,000,000

TDAM New York Municipal Money Market Portfolio – Investor Class	2,000,000,000

TDAM New York Municipal Money Market Portfolio – Class A	2,000,000,000

TDAM California Municipal Money Market Portfolio – Investor Class	6,000,000,000

TDAM California Municipal Money Market Portfolio – Class A	2,000,000,000

TDAM Short-Term Bond Fund	5,000,000,000

TDAM Institutional Money Market Fund – Institutional Class	3,000,000,000

TDAM Institutional Money Market Fund – Institutional Service Class	2,000,000,000

TDAM Institutional Money Market Fund – Commercial Class	3,000,000,000

TDAM Institutional U.S. Government Fund – Institutional Class	2,000,000,000

TDAM Institutional U.S. Government Fund – Institutional Service Class	3,000,000,000

TDAM Institutional U.S. Government Fund – Commercial Class	3,000,000,000

TDAM Institutional Treasury Obligations Money Market Fund – Institutional Service Class	2,000,000,000

2

Series and Class	Number of Shares

TDAM Institutional Treasury Obligations Money Market Fund – Commercial Class	3,000,000,000

TDAM Institutional Treasury Obligations Money Market Fund – Institutional Class	2,000,000,000

TDAM Institutional Treasury Obligations Money Market Fund – Class A	2,000,000,000

TDAM Institutional Municipal Money Market Fund – Institutional Class	2,000,000,000

TDAM Institutional Municipal Money Market Fund – Institutional Service Class	1,000,000,000

THIRD: The shares of Common Stock described above have been reclassified and designated by the Board of Directors under the authority contained in the Charter.

FOURTH: These Articles Supplementary have been approved by the Board of Directors in the manner and by the vote required by law. These Articles Supplementary do not increase the total number of authorized shares of stock of the Corporation.

FIFTH: The undersigned Vice President of the Corporation acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned Vice President acknowledges that, to the best of her knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

[SIGNATURE PAGE FOLLOWS]

3

IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be signed in its name and on its behalf by its Vice President and attested by its Secretary as of this 18th day of June, 2012.

ATTEST:	TD ASSET MANAGEMENT USA
FUNDS INC.

/s/ Jack P. Huntington	By:	/s/ Michele Teichner	(SEAL)
Jack P. Huntington		Michele Teichner
Secretary		Vice President

4

CORPORATE CHARTER APPROVAL SHEET

** EXPEDITED SERVICE**   ** KEEP WITH DOCUMENT **

DOCUMENT CODE 16 BUSINESS CODE ____	Affix Barcode Label Here

#D04206017

Close ____ Stock ____ Nonstock ____

P.A. ____ Religious ____

Merging (Transferor) __________________________

___________________________________________	Affix Barcode Label Here

___________________________________________

___________________________________________

Surviving (Transferee) _________________________

___________________________________________

___________________________________________	New Name ______________________________________

___________________________________________	______________________________________________

______________________________________________

		FEES REMITTED

	Base Fee:	100	Change of Name
	Org. & Cap. Fee:		Change of Principal Office
	Expedite Fee:	70	Change of Resident Agent
	Penalty:		Change of Resident Agent Address
	State Recordation Tax:		Resignation of Resident Agent
	State Transfer Tax:		Designation of Resident Agent and Resident Agent's Address
1	Certified Copies		Change of Business Code
	Copy Fee:	25
	Certificates		Adoption of Assumed Name
	Certificate of Status Fee:
	Personal Property Filings:
	Mail Processing Fee:
	Other:		Other Change(s)

	TOTAL FEES:	195

Code 063

Credit Card ____ Check _Î__ Cash ____	Attention:	Andrea Cohen

____Documents on ____ Checks	Mail: Name and Address

Approved By: A01

Keyed By: ___________________________

COMMENT(S):

Stamp Work Order and Customer Number HERE